Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of salesforce.com, inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2016.

Name of Entity	Jurisdiction
ExactTarget Pty. Ltd.	Australia
SFDC Australia Pty. Ltd.	Australia
Kerensen Consulting Belgium SPRL	Belgium
Salesforce Tecnologia Ltda. (fka ExactTarget Tecnologia, Ltda.)	Brazil
salesforce.com Canada Corporation	Canada
ExactTarget Canada, Inc.	Canada
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
EntropySoft S.A.S.	France
ExactTarget S.A.S.	France
Kerensen Consulting SAS	France
salesforce.com France S.A.S.	France
SFDC France Data Centre SarL	France
ExactTarget GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
salesforce.com Germany GmbH	Germany
salesforce.com Hong Kong Ltd.	Hong Kong
DimDim Software Private Limited	India
salesforce.com India Private Limited	India
SFDC (EMEA) Limited	Ireland
SFDC International Limited	Ireland
SFDC Ireland Limited	Ireland
Kerensen Consulting Israel Ltd.	Israel
Mined Analytics Ltd.	Israel
salesforce.com Israel Ltd.	Israel
Kerensen Consulting Italy S.r.l	Italy
salesforce.com Italy S.r.l	Italy
Kabushiki Kaisha salesforce.com	Japan
Sforcesystems Korea Limited	Korea
SFDC Luxembourg SARL	Luxembourg

Exhibit 21.1

Name of Entity	Jurisdiction
SFDC Mexico S. de R.L. de C.V.	Mexico
Kerensen Maroc SARL AU	Morocco
SFDC Netherlands B.V.	Netherlands
salesforce.com Singapore Pte. Ltd.	Singapore
ExactTarget Pte. Ltd.	Singapore
salesforce Systems Spain, S.L.	Spain
ExactTarget A.B.	Sweden
SFDC Sweden A.B.	Sweden
salesforce.com sàrl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Brighter Option Ltd.	United Kingdom
Buddy Media (UK) Limited	United Kingdom
ExactTarget Limited	United Kingdom
Informavores Group Ltd.	United Kingdom
Informavores Ltd.	United Kingdom
Informavores Technologies Ltd.	United Kingdom
Kerensen Consulting UK Limited	United Kingdom
salesforce.com EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom

Exhibit 21.1

Name of Entity	Jurisdiction
ATKA US, LLC	United States of America
Bay Jacaranda Holdings, LLC	United States of America
Bay Jacaranda No. 2627, LLC	United States of America
Bay Jacaranda No. 2932, LLC	United States of America
Bay Jacaranda No. 3334, LLC	United States of America
Brighter Option, Inc.	United States of America
Buddy Media, LLC	United States of America
Clipboard, LLC.	United States of America
CloudConnect, LLC	United States of America
CoTweet, Inc.	United States of America
DimDim Inc.	United States of America
EdgeSpring, LLC	United States of America
Entropysoft, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, Inc.	United States of America
Heroku, Inc.	United States of America
iGoDigital Holdings, LLC	United States of America
iGoDigital, Inc.	United States of America
Pardot LLC	United States of America
RelateIQ LLC	United States of America
Rypple, Inc.	United States of America
salesforce Holdings, LLC	United States of America
salesforce.com, LLC	United States of America
Salesforce Ventures LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
Spinback, LLC	United States of America
Tempo AI, Inc.	United States of America
Toopher, Inc.	United States of America